UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
APRIL 22, 2007

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 22, 2007, First Mid-Illinois Bancshares, Inc. (“the Company”) entered into an Employment Agreement, effective April 22, 2007 and continuing for three years, until April 30, 2010, with Charles A. LeFebvre under which Mr. LeFebvre agrees to serve as Executive Vice President of First Mid Bank (“the LeFebvre Agreement”). Under the LeFebvre Agreement, Mr. LeFebvre will receive an annual base salary of $135,000 and will participate in the Company’s Incentive Compensation Plan, Deferred Compensation Plan, Supplemental Executive Retirement Plan, and 1997 Stock Incentive Plan. The LeFebvre Agreement also provides Mr. LeFebvre with severance benefits in the event of the termination of his employment under certain circumstances and contains confidentiality and non-competition and non-solicitation provisions.

The LeFebvre Agreement is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit 10.1 - Employment Agreement between First Mid-Illinois Bancshares, Inc. and Charles A. LeFebvre effective April 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

           FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: April 25, 2007      /s/ William S. Rowland

          William S. Rowland
          Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Employment Agreement between First Mid-Illinois Bancshares, Inc. and Charles A. LeFebvre